UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements reflect adjustments to the historical financial results of Hormel Foods Corporation (the “Company”) in connection with the Transaction and Debt Issuance, as described below. These unaudited pro forma condensed consolidated financial statements adjust the historical financial statements for the following transactions as completed by the Company on June 7, 2021 and June 3, 2021, respectively:

1.The acquisition of Planters® snack nuts portfolio (“Planters”) from The Kraft Heinz Company contemplated by the Asset Purchase Agreement dated February 10, 2021 (the “Transaction”).
2.The issuance of three long-term debt instruments (collectively, the “Notes”) with a total principal amount of $2.3 billion (the “Debt Issuance”) along with associated interest rate locks.

The unaudited pro forma condensed consolidated statement of financial position gives effect to the Transaction and Debt Issuance as if consummated as of April 25, 2021 and is derived from:

•For the Company, the unaudited consolidated financial statements as of April 25, 2021.
•For Planters, the unaudited condensed combined financial statements of Planters as of March 27, 2021.

The unaudited pro forma condensed consolidated statement of operations for the fifty-two weeks ended October 25, 2020 gives effect to the Transaction and Debt Issuance as if both had occurred on October 28, 2019 and is derived from:

•For the Company, the audited consolidated financial statements for the fifty-two weeks ended October 25, 2020.
•For Planters, the audited consolidated financial statements for the fifty-two weeks ended December 26, 2020, as adjusted to deduct the results for the thirteen week period ended December 26, 2020 and to add the results for the corresponding period ended December 28, 2019, derived from the unaudited condensed combined financial statements for such periods.

The unaudited pro forma condensed consolidated statement of operations for the twenty-six weeks ended April 25, 2021 gives effect to the Transaction and Debt Issuance as if both had occurred on October 28, 2019 and is derived from:

•For the Company, the unaudited condensed consolidated financial statements for the twenty-six weeks ended April 25, 2021.
•For Planters, the unaudited condensed combined financial statements for the thirteen weeks ended December 26, 2020 and March 27, 2021.

The unaudited pro forma condensed consolidated financial statements include the following pro forma adjustments to the historical financial information of the Company:

•Transaction Accounting Adjustments – Adjustments that reflect the application of required accounting for the Transaction.
•Other Adjustments – Adjustments that reflect the increase in the Company’s indebtedness and changes to interest expense resulting from the Debt Issuance.

The transaction accounting adjustments and other transaction adjustments are based on available information and assumptions that the Company’s management believe are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes as required by Form 8-K and does not purport to represent what the results of operations or financial position of the Company would actually have been had the transactions occurred on the dates noted above, or to project the results of operations or financial position of Company for any future periods. In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made. The Company and Planters have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the two parties.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of the Company included in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and of the annual and interim carve-out financials statements of Planters that are included in this Form 8-K/A. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF APRIL 25, 2021
In thousands, except share and per share amounts
	Hormel Historical	Planters Historical (Note A)	Transaction Accounting Adjustments		Debt Issuance Adjustments		Pro Forma Combined
Assets
Current Assets
Cash and Cash Equivalents	$1,484,533	$—	$(3,396,246)	B	$2,276,292	K	$379,443
					14,864	L
Short-term Marketable Securities	17,700	—	—		—		17,700
Accounts Receivable, net	722,185	64,331	(64,331)	C	—		722,185
Inventories	1,229,030	159,724	(10,500)	D	—		1,378,254
Income Taxes Receivable	9,263	—	—		—		9,263
Prepaid Expenses	23,875	1,242	(1,242)	C	—		23,875
Other Current Assets	27,707	—	—		(18,539)	L	9,168
Total Current Assets	3,514,292	225,297	(3,472,319)		2,272,617		2,539,886

Goodwill	2,614,036	1,393,821	893,111	E	—		4,900,968

Other Intangibles	1,068,399	1,674,081	(876,081)	F	—		1,866,399

Pension Assets	196,473	—	—		—		196,473

Investments In and Receivables From Affiliates	309,256	—	—		—		309,256

Other Assets	289,059	3,006	(3,006)	C	—		289,059

Property, Plant and Equipment
Land	64,228	4,880	280	G	—		69,388
Buildings	1,286,802	67,829	(19,629)	G	—		1,335,002
Equipment	2,229,687	198,084	(93,595)	G	—		2,334,176
Construction in Progress	257,658	12,026	(7,784)	G	—		261,900
Less: Allowance for Depreciation	(1,940,887)	(91,467)	91,467	G	—		(1,940,887)
Net Property, Plant and Equipment	1,897,489	191,352	(29,261)		—		2,059,580

Total Assets	$9,889,004	$3,487,557	$(3,487,557)		$2,272,617		$12,161,621

See accompanying notes to the unaudited pro forma condensed consolidated financial information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF APRIL 25, 2021
In thousands, except share and per share amounts
	Hormel Historical	Planters Historical (Note A)	Transaction Accounting Adjustments		Debt Issuance Adjustments		Pro Forma Combined
Liabilities and Shareholders' Investment
Current Liabilities
Accounts Payable	$577,365	$153,266	$(153,266)	C	$—		$577,365
Accrued Expenses	47,196	3,863	(3,863)	C	—		74,658
			27,462	H
Accrued Workers Compensation	28,681	—	—		—		28,681
Accrued Marketing Expenses	118,452	31,460	(31,460)	C	—		118,452
Employee Related Expenses	226,111	2,243	(2,243)	C	—		226,111
Taxes Payable	28,940	1,971	(1,971)	C	—		28,940
Interest and Dividends Payable	139,102	—	—		—		139,102
Current Maturities of Long-term Debt	9,333	86	(86)	C	—		9,333
Total Current Liabilities	1,175,179	192,888	(165,426)		—		1,202,641

Long-term Debt - Less Current Maturities	1,040,486	214	(214)	C	2,276,292	K	3,316,778

Pension and Post-retirement Benefits	557,400	—	—		—		557,400

Other Long-term Liabilities	172,626	5,941	(5,941)	C	—		172,626

Deferred Income Taxes	237,461	420,148	(420,148)	C	—		237,461

Shareholders' Investment
Preferred Stock, Par Value $0.01 a Share–	—	—	—		—		—
Authorized 160,000,000 Shares; Issued–None
Common Stock, Non-voting, Par Value $0.01 a Share–	—	—	—		—		—
Authorized 400,000,000 Shares; Issued–None
Common Stock, Par Value $0.01465 a Share–	7,917	—	—		—		7,917
Authorized 1,600,000,000 Shares;
Shares Issued as of April 25, 2021: 540,410,998
Additional Paid-in Capital	319,048	—	—		—		319,048
Accumulated Other Comprehensive Loss	(325,629)	—	—		(3,675)	L	(329,304)
Retained Earnings	6,699,336	—	(27,462)	I	—		6,671,874
Net Parent Investment	—	2,868,366	(2,868,366)	C	—		—
Hormel Foods Corporation Shareholders' Investment	6,700,672	2,868,366	(2,895,828)		(3,675)		6,669,535
Noncontrolling Interest	5,178	—	—		—		5,178
Total Shareholders' Investment	6,705,851	2,868,366	(2,895,828)		(3,675)		6,674,714

Total Liabilities and Shareholders' Investment	$9,889,004	$3,487,557	$(3,487,557)		$2,272,617		$12,161,621

See accompanying notes to the unaudited pro forma condensed consolidated financial information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
TWENTY-SIX WEEKS ENDED APRIL 25, 2021
In thousands, except per share amounts
	Hormel Historical	Planters Historical (Note A)	Transaction Accounting Adjustments		Debt Issuance Adjustments		Pro Forma Combined
Net Sales	$5,067,768	$557,537	$—		$—		$5,625,305
Cost of Products Sold	4,141,291	391,513	1,164	G	—		4,533,967
Gross Profit	926,477	166,025	(1,164)		—		1,091,338

Selling, General and Administrative	396,346	103,460	(2,409)	F	—		497,397
Equity in Earnings of Affiliates	27,302	—	—		—		27,302

Operating Income	557,433	62,565	1,245		—		621,243

Other Income and Expense:
Interest and Investment Income	28,284	—	—		—		28,284
Interest Expense	(16,015)	—	—		(19,724)	K	(35,739)

Earnings Before Income Taxes	569,702	62,565	1,245		(19,724)		613,788

Provision for Income Taxes	119,386	12,625	293	J	(4,635)	M	127,668

Net Earnings	450,316	49,940	952		(15,089)		486,119
Less: Net Earnings Attributable to Noncontrolling Interest	133	—	—		—		133
Net Earnings Attributable to Hormel Foods Corporation	$450,184	$49,940	$952		$(15,089)		$485,987

Net Earnings Per Share
Basic	$0.83						$0.90
Diluted	0.82						0.89

Weighted-average Shares Outstanding
Basic	540,054						540,054
Diluted	547,490						547,490
See accompanying notes to the unaudited pro forma condensed consolidated financial information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED OCTOBER 25, 2020
In thousands, except per share amounts
	Hormel Historical	Planters Historical (Note A)	Transaction Accounting Adjustments		Debt Issuance Adjustments		Pro Forma Combined
Net Sales	$9,608,462	$1,049,530	$—		$—		$10,657,992
Cost of Products Sold	7,782,498	755,489	(10,500)	D	—		8,529,914
			2,428	G
Gross Profit	1,825,964	294,041	8,073		—		2,128,078

Intangible Asset Impairment Loss	—	13,800	—		—		13,800
Selling, General and Administrative	761,315	192,127	(4,817)	F	—		976,087
			27,462	H
Equity in Earnings of Affiliates	35,572	—	—		—		35,572

Operating Income	1,100,221	88,114	(14,573)		—		1,173,762

Other Income and Expense:
Interest and Investment Income	35,596	—	—		—		35,596
Interest Expense	(21,069)	—	—		(39,448)	K	(60,517)

Earnings Before Income Taxes	1,114,747	88,114	(14,573)		(39,448)		1,148,840

Provision for Income Taxes	206,393	20,086	(3,425)	J	(9,270)	M	213,784

Net Earnings	908,354	68,027	(11,148)		(30,178)		935,055
Less: Net Earnings Attributable to Noncontrolling Interest	272	—	—		—		272
Net Earnings Attributable to Hormel Foods Corporation	$908,082	$68,027	$(11,148)		$(30,178)		$934,783

Net Earnings Per Share
Basic	$1.69						$1.74
Diluted	1.66						1.71

Weighted-average Shares Outstanding
Basic	538,007						538,007
Diluted	546,592						546,592

See accompanying notes to the unaudited pro forma condensed consolidated financial information

Preliminary Purchase Price Allocation

The Company initially paid cash consideration of $3,396.2 million to consummate the Transaction. Final cash consideration is subject to customary working capital adjustments. The following table presents a preliminary allocation of consideration to the Planters assets acquired of as of June 7, 2021 that serve as the basis for the transaction accounting adjustments described in the accompanying notes. The final purchase price allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

(in millions)
Transaction Consideration (Note B)		$3,396.2
Preliminary allocation to net assets acquired:
Inventories (Note D)	$149.2
Property, Plant and Equipment (Note E)	162.1
Intangible Assets (Note F)	798.0
		(1,109.3)
Goodwill (Note G)		$2,286.9

Notes to Unaudited Pro forma Condensed Consolidated Financial Information

Planters Historical
A.Certain reclassifications have been made to the historical presentation of Planters to conform to the financial statement presentation of the Company, as follows:

Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

(in thousands)		April 25, 2021
i.	After the Transaction, entities that were previously related parties to Planters are no longer related parties. Therefore:
	a) Prepaid to Related Party has been reclassified to Prepaid Expenses.	$1,132
	b) Payables to Related Party has been reclassified to Accounts Payable.	4,915

ii.	Receivables included in Planters' Other Current Assets have been reclassified to Accounts Receivable.	876

iii.	The Company does not have an Other Current Liabilities line item on its statement of financial position. Therefore, the components of Other Current Liabilities have been reclassified to the following line items:
	Current Maturities of Long-term Debt	86
	Accounts Payable	1,142
	Employee Related Expenses	2,243
	Taxes Payable	1,971
	Accrued Expenses	2,775

iv.	Current Operating Lease Liabilities have been reclassified to Accrued Expenses.	1,088

v.	Non-Current Operating Lease Liabilities have been reclassified to Other Long-term liabilities.	1,863

vi.	Other Non-Current Liabilities have been reclassified to Long-Term Debt – Less Current Maturities.	214

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands)		Twenty-Six Weeks Ended April 25, 2021	Fiscal Year Ended October 25, 2020
vii.	After the Transaction, entities that were previously related parties to Planters are no longer related parties. Therefore:
	a) Costs from Related Party has been reclassified to Cost of Products Sold	$333	$—
	b) Service Charges from Related Party and Insurance Expenses from Related Party have been reclassified to Selling, General and Administrative.	29,161	57,669

viii.	Intercompany royalty income recognized by Planters has been reclassified from Selling, General and Administrative to Net Sales.	584	2,002

ix.	Intercompany profit recognized by Planters has been reclassified from Other Expense / (Income) to Net Sales.	562	1,368

x.	Intercompany mark-up incurred on purchases has been reclassified from Other Expense / (Income) to Cost of Products Sold.	395	949
Transaction Accounting Adjustments
B.This adjustment reflects the initial cash consideration paid in the Transaction. Final cash consideration is subject to customary working capital adjustments, which could be significant.

C.This adjustment reflects the elimination of Planters' historical assets not acquired and liabilities not assumed, and the elimination of the net parent investment balance in accordance with the acquisition method of accounting.

D.This adjusts acquired finished goods and work-in-process inventory to a value of approximately $149.2 million. The calculation of inventory value is preliminary and subject to change. Inventory value was estimated based on the expected selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. The pro forma income statement for the year ended October 25, 2020 is also adjusted to decrease cost of sales by the same amount since the acquired inventory is expected to be sold within one year of the acquisition date. This adjustment is not expected to have an impact on the Company’s income statement beyond twelve months after the acquisition date.

E.This adjusts goodwill to eliminate Planters’ historical goodwill and record estimated goodwill resulting from the preliminary purchase price allocation of the Transaction.

(in thousands)	April 25, 2021
Record the preliminary purchase price allocation to Goodwill	$2,286,932
Elimination of historical Goodwill	(1,393,821)
Transaction accounting adjustments to Goodwill	$893,111

F.This adjusts intangible assets acquired to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including tradenames and customer relationships. The calculation of fair value and estimate of useful lives is preliminary and subject to change.

The following table summarizes the estimated fair values of Planters’ identifiable intangible assets and their estimated useful lives and uses a straight-line method to calculate amortization expense:

(in thousands)	Estimated Fair Value	Estimated Useful Life in Years	Twenty-Six Weeks Ended April 25, 2021 Amortization Expense	Fiscal Year Ended October 25, 2020 Amortization Expense
Tradenames	$747,000	Indefinite	$—	$—
Customer relationships	51,000	14	1,821	3,643
	$798,000		1,821	3,643

Elimination of historical amortization expense			(4,230)	(8,460)

Transaction accounting adjustments to amortization expense			$(2,409)	$(4,817)

The estimated fair value of the tradenames acquired was determined using the “relief from royalty method,” which is a risk-adjusted discounted cash flow approach. Customer relationships represent the underlying relationships with certain customers which are expected to continue in the future. The estimated fair value of the customer relationships acquired was determined using the “distributor method” under the income approach.

G.This adjusts Property, Plant and Equipment to estimated fair value based on the preliminary purchase price allocation:

(in thousands)	April 25, 2021
Preliminary fair value of Property, Plant and Equipment acquired	$162,091
Elimination of historical Property, Plant and Equipment	(191,352)
Transaction accounting adjustments to Property, Plant and Equipment	$(29,261)
Additionally, there is an adjustment to decrease depreciation expense by $1,164 thousand and $2,428 thousand for the twenty-six weeks ended April 25, 2021 and fiscal year ended October 25, 2020, respectively, as a result of the change in the value of Property, Plant and Equipment .

H.This adjustment represents the accrual of transaction costs incurred by the Company subsequent to the date of the pro forma balance sheet. The costs are expected to be included in the historical income statement of the Company for the year ending October 31, 2021. These costs will not affect the Company’s income statement beyond twelve months after the acquisition date.

I.This adjustment is to record the earnings impact of transaction accounting adjustments as of April 25, 2021 to retained earnings.

J.This adjustment is to record the impact of the above income statement adjustments on income tax expense. An estimated blended federal and state statutory tax rate of 23.5% was assumed for the pro forma adjustments. The blended tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the Company could vary significantly.

Debt Issuance Adjustments
K.This adjustment reflects the cash received in the Debt Issuance to fund the Transaction. The net increase to debt reflects the new fixed rate debt of $2,300.0 million incurred to finance the acquisition of Planters, less $17.4 million of debt issuance costs and $6.3 million of debt discount. The net increase to interest expense reflects interest on the new debt, amortization of associated debt discount and debt issuance costs, and recognition of gains on the associated interest rate locks over the life of the Notes.

L.This adjustment reflects the cash received on the settlement of the interest rate locks associated with the Debt Issuance.

M.This adjustment is to record the impact of the above debt issuance adjustments on income tax expense. An estimated blended federal and state statutory tax rate of 23.5% was assumed for the pro forma adjustments. The blended tax rate is not necessarily indicative of the effective tax rate of the combined company. The effective tax rate of the Company could vary significantly.